UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 31, 2014

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(949) 852-1007

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On September 2, 2014, we entered into indemnification agreements with each of Elizabeth Pagliarini, our Chief Financial Officer and Peter A. Elwell, our Vice President.

We have agreed to indemnify and advance certain expenses to the indemnitees as provided in the indemnification agreements and as otherwise permitted by Maryland law. We have agreed to indemnify the indemnitees against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by him or her on his or her behalf in connection with any proceeding unless it is established by clear and convincing evidence that (a) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the indemnitee actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that his or her conduct was unlawful.

Consistent with the requirements of our charter, we will not indemnify an indemnitee for any loss or liability unless all of the following conditions are met: (i) the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of Summit Healthcare REIT, Inc. (the “Company”); (ii) the indemnitee was acting on behalf of or performing services for the Company; and (iii) such indemnification is recoverable only out of the Company’s net assets and not from the Company’s stockholders, investors or stakeholders.

Furthermore, we will not indemnify an indemnitee:

•	for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws;

•	if the proceeding was won by or in the right of the Company and the indemnitee is adjudged to be liable to the Company; or

•	if the indemnitee is adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the indemnitee, whether or not involving action in the indemnitee’s corporate status.

If an indemnitee is, or is threatened to be, made a party to any proceeding, we will, without requiring a preliminary determination of his or her ultimate entitlement to indemnification, advance all reasonable expenses incurred by or on behalf of him or her in connection with certain proceedings and which relates to acts or omissions with respect to the performance of duties or services on behalf of the Company. Such advance or advances will be made within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements will reasonably evidence the expenses incurred by the indemnitee and will include or be preceded or accompanied by a written affirmation by the indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification has been met and there has been a written undertaking by or on behalf of the indemnitee.

The indemnitee will submit to us a written request with such documentation and information necessary to determine whether and to what extent he or she is entitled to indemnification. The officer of the Company receiving any request will promptly advise the Board of Directors in writing that the indemnitee has requested indemnification. Upon written request for indemnification, a determination will promptly be made in the specific case. If it is so determined that the indemnitee is entitled to indemnification, payment to him or her will be made within ten days after such determination. Any expenses incurred by the indemnitee in so cooperating with the person, persons or entity making such determination will be borne by the Company. We will pay the reasonable fees and expenses of independent counsel, if one is appointed.

The indemnification agreements will continue until and terminate ten years after the date that the indemnitee’s corporate status will have ceased, provided that the rights of the indemnitee will continue until the final termination of any proceeding then pending or threatened in which the indemnitee is granted rights of indemnification or advance of expenses.

The indemnification and advance of expenses provided by, or granted pursuant to, the indemnification agreements will be binding upon and be enforceable by the parties and their respective successors and assigns, will continue as to an indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at the request of the Company, and will inure to the benefit of the indemnitee and the indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information described above under Item 1.01 is hereby incorporated by reference into this item.

As part of an orderly transition, Dominic J. Petrucci, the Interim Chief Financial Officer of Summit Healthcare REIT, Inc. (the “Company”) since November 18, 2013, resigned from that position effective as of August 31, 2014. The Company and Mr. Petrucci have entered into a consulting contract effective as of September 1, 2014, whereby Mr. Petrucci will provide certain financial consulting and transition services to the Company, as requested by the Company from time to time for a minimum number of hours per month, for the months of September and October, 2014, and will receive a minimum of $10,000 per month for such services. Mr. Petrucci’s contractual relationship with the Company terminates on October 31, 2014.

Elizabeth A. Pagliarini, age 43, has been appointed to serve as the Company’s Chief Financial Officer effective September 1, 2014. Ms. Pagliarini joined the Company in June 2014 as its controller and is a seasoned executive with over 20 years of experience in financial services and investment banking, having held positions including chief executive officer, president, chief financial officer, and chief compliance officer. Her background includes experience in finance, accounting, operations, compliance, securities litigation, and executive management. Ms. Pagliarini will be paid an annual salary of $180,000 in addition to benefits similar to those received by other executives.

Since 2008, Ms. Pagliarini has served as a principal at The Elizabeth Group, a company she founded to provide out-sourced chief financial officer services to registered investment advisers and broker-dealers, as well as services relating to securities litigation consulting. From 2005 to 2008, Ms. Pagliarini served as chief financial officer and chief compliance officer of an investment bank. Prior to that, she founded a boutique investment bank and registered broker-dealer, and served as chief executive officer and chairwoman of a Nasdaq-listed investment brokerage subsidiary.

Ms. Pagliarini received her B.S. in Business Administration with a concentration in Finance from Valparaiso University where she was honored with their highest academic award, the Presidential Scholarship. She is also a Certified Fraud Examiner (CFE) and has studied law and forensic accounting at UCLA.

Ms. Pagliarini proudly serves as Chairwoman of the Board of Directors for Forever Footprints, a non-profit organization that provides support to families that have suffered the loss of a baby during pregnancy or infancy and educates the medical community to improve quality of care and response.

Item 8.01	Other Events

Attached hereto as exhibit 99.1 is a copy of the communication that the Company has sent to its security holders.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Indemnification Agreement
99.1	Communications to security holders dated August 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Kent Eikanas
Name: Kent Eikanas
Title: President and Chief Operating Officer

Dated: September 3, 2014